   COMMON STOCK                 KRISPY KREME            COMMON STOCK
Certificate Number               DOUGHNUTS                 Shares
                        AMERICA'S FAVORITE DOUGHNUT
                                 SINCE 1937


   NO PAR VALUE                                      CUSIP 501014 10 4
     PER SHARE                              SEE REVERSE FOR CERTAIN DEFINITIONS


          INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA


         THIS CERTIFIES THAT







         IS THE OWNER OF


     FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE, OF KRISPY KREME DOUGHNUTS, INC. Transferable on the books of the Corporation in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and
        Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:



          /s/ Randy S. Casstevens             /s/ Scott A. Livingood
               Secretary                             President



Countersigned and Registered:
BRANCH BANKING AND TRUST COMPANY
      (WILSON, NC)



By                                 Transfer Agent
                                    and Registrar

                             Authorized Signature.

                          KRISPY KREME DOUGHNUTS, INC.


        Krispy Kreme Doughnuts, Inc. ("Krispy Kreme") is authorized to issue Preferred stock in one or more series which, when issued may have certain preferences or special rights in the payment of dividends, in voting, upon liquidation, or otherwise. Krispy Kreme will upon request furnish any shareholder, without charge, information as to the number of such shares authorized and outstanding and a copy of the portions of the charter or resolutions containing the designations, preferences, limitations and relative rights of all shares and any series thereof. Any such request is to be addressed to the Transfer Agent named on the face of this certificate.

        This certificate also evidences certain Rights as set forth in a Rights Agreement between Krispy Kreme and Branch Banking and Trust Company, dated as of January 18, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of Krispy Kreme. Krispy Kreme will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common                      UGMA/UTMA - __________ as Custodian for _______________
                                                                       (Cust)                     (Minor)
TEN ENT   - as tenants by the entireties              under the ________________ Uniform Gifts/Transfers

JT TEN    - as joint tenants with right               to Minors  Act
            of survivorship and not as
            tenants in common

    Additional abbreviations may also be used though not in the above list.

 For value received ___________________, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------


----------------------------------------_______________________________________


_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________


_______________________________________________________________________________

________________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________

______________________________________________________________________ Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:
      ---------------------------------------



                ---------------------------------------------------------------
                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


SIGNATURE GUARANTEE: